EXHIBIT 7

     A copy of the latest report of the conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Zions First National Bank  Call Date:  03/31/99     State #:           FFIEC 031
One South Main Street      VendorID:  D             Cert #:  02270     RC-1
Salt Lake City, UT 84111   Transit #: 12400005 Transmitted to EDS as 0011517 on
04/29/99 at 12:14:40 CST

Consolidated Report of Condition for insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                            Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin (1) ..............................     272,576
   b. Interest-bearing balances (2) .......................................................      17,912

2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A) ..........................     910,239
   b. Available-for-sale securities (from Schedule RC-B, column D) ........................     346,141

3. Federal funds sold and securities purchased under agreements to resell .................     367,446

4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule RC-C) ..........   3,646,408
   b. LESS: Allowance for loan and lease losses ..............................      61,894
   c. LESS: Allocated transfer risk reserve ..................................           0
   d. Loans and leases, net of unearned income, allowance and reserve
       (item 4.a minus 4.b and 4.c) .......................................................   3,584,514

5. Trading assets (from Schedule RC-D) ....................................................     221,127

6. Premises and fixed assets (including capitalized leases) ...............................      61,967

7. Other real estate owned (from Schedule RC-M) ...........................................       1,059

8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)       7,397

9. Customers' liability to this bank on acceptances outstanding ...........................         601

10. Intangible assets (from Schedule RC-M) ................................................      21,045

11. Other assets (from Schedule RC-F) .....................................................     465,997

12. Total assets (sum of items 1 through 11) ..............................................   6,278,021

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(1) Includes cash items in process of collection and unposted debits. (2)
Includes time certificates of deposit not held for trading.


Zions First National Bank  Call Date:  03/31/99     State #:           FFIEC 031
One South Main Street      VendorID:  D             Cert #:  02270     RC-1
Salt Lake City, UT 84111   Transit #: 12400005 Transmitted to EDS as 0011517 on
04/29/99 at 12:14:40 CST

Schedule RC - Continued
                                                                            Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
         part I) ..........................................................................   3,649,015
         (1) Noninterest-bearing (1) .........................................     895,872
         (2) Interest-bearing ................................................   2,753,143
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II) ..........................................................     188,475
         (1) Noninterest-bearing .............................................           0
         (2) Interest-bearing ................................................     188,475

14. Federal funds purchased and securities sold under agreements to repurchase ............   1,034,724

15.  a. Demand notes issued to the U.S. Treasury 0 b. Trading liabilities (from
     Schedule RC-D) 247,249

16  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less .....................................     201,777
     b. With a remaining maturity of more than one year through three years ...............      19,337
     c. With a remaining maturity of more than three years ................................      36,690

17. Not applicable

18. Bank's liability on acceptances executed and outstanding ..............................         601

19. Subordinated notes and debentures (2) .................................................     200,000

20. Other liabilities (from Schedule RC-G) ................................................     290,374

21. Total liabilities (sum of items 13 through 20) ........................................   5,868,242

22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .........................................           0
24. Common stock ..........................................................................      15,000
25. Surplus (exclude all surplus related to preferred stock) ..............................      59,602

26. a. Undivided profits and capital reserves .............................................     340,120
     b. Net unrealized holding gains (losses) on available-for-sale securities ............      (4,943)
     c. Accumulated net gains (losses) on cash flow hedges ................................           0

27. Cumulative foreign currency translation adjustments ...................................           0
28. Total equity capital (sum of items 23 through 27) .....................................     409,779
29. Total liabilities and equity capital (sum of items 21 and 28) .........................   6,278,021

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.